Exhibit 99.1


        Orion HealthCorp Announces Second Quarter 2007 Results


    ATLANTA--(BUSINESS WIRE)--Aug. 10, 2007--Orion HealthCorp, Inc. (AMEX: ONH) today announced its financial results for the second quarter and six months ended June 30, 2007.

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We continue to make progress as we strive to achieve our goal of becoming a leading multi-regional physician billing, collections, practice management and revenue cycle management company. We are working diligently to improve existing operations and create organic growth, while maintaining fiscal discipline and evaluating value-added acquisitions. We are particularly focused on the cost savings and operating efficiency opportunities available to us as a result of the acquisitions completed in December. We are optimistic about the remainder of the year."

    For the three months ended June 30, 2007, net operating revenues were $8.2 million, a 55.1% increase over the $5.3 million for the same period in the prior year. Loss from continuing operations for the second quarter of 2007 was $904,000, or $0.01 per basic share, compared with a loss from continuing operations of $619,000, or $0.05 per basic share, for the second quarter of 2006. Net income, including income from discontinued operations of $1.0 million, was $116,000 for the second quarter of 2007 compared with a net loss, including income from discontinued operations of $139,000, of $480,000 for the second quarter of 2006. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $162,000 for the second quarter of 2007 as compared with an EBITDA loss of $92,000 for the second quarter ended June 30, 2006. (A reconciliation of EBITDA to net income for the second quarter and six months ended June 30, 2007 is provided on the attached unaudited consolidated condensed statements of operations.)

    For the six months ended June 30, 2007, net operating revenues were $16.5 million, a 51.3% increase over the $10.9 million for the same period in the prior year. Loss from continuing operations for the first half of 2007 was $1.7 million or $0.02 per basic share, compared with a loss from continuing operations of $551,000, or $0.04 per basic share, for the first half of 2006. Net loss, including income from discontinued operations of $1.0 million, was $670,000, or $0.01 per basic share, compared with net income, including income from discontinued operations of $842,000, of $291,000, or $0.03 per basic share, for the first half of 2006. EBITDA totaled $394,000 for the first six months of 2007 compared with an EBITDA loss of $166,000 for the prior year period.

    The results for the quarter and six months ended June 30, 2007, included revenues and expenses for Rand Medical Billing and the On Line companies, which the Company acquired in December 2006. In addition, results for the three months and six months ended June 30, 2007 and 2006, respectively, include the consolidated results of Orion HealthCorp, including its two reportable segments: Practice Management, which provides business and management services to pediatric physician groups, and Revenue Cycle Management, which provides physician billing and collection services and practice management solutions, primarily to hospital-based physicians. The surgery center business operated under the name "SurgiCare" and certain assets of Integrated Physician Solutions (IPS) are reported as discontinued operations for the three months and six months ended
June 30, 2007 and 2006. Certain reclassifications have been made in the 2006 financial statements to conform to the reporting format in 2007. Such reclassifications had no effect on previously reported earnings. In addition, the second quarter 2006 financial statements were restated to reflect operations discontinued subsequent to the second quarter of 2006.

    In closing, Mr. Bauer added, "Although we are disappointed by the fact that EBITDA in the second quarter of 2007 was lower than EBITDA in the first quarter of the year, we have confidence in our strategy and in the markets we serve. The demand for our services is growing in a healthcare sector that continues to be stressed by reimbursement reductions and cost pressures. Also, there are barriers to entry that we have overcome, further distancing ourselves from current and potential competitors. Our experience with physicians and reputation for creating value for their practices set us apart. It is a relationship business, and we have years of experience developing and maintaining these critical physician partnerships."

    The live broadcast of Orion HealthCorp's second quarter conference call will begin at 11:00 a.m. Eastern Time on Friday, August 10, 2007. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.orionhealthcorp.com or at www.earnings.com.

    Orion's mission is to provide superior billing, collections, practice, business and financial management services for physicians, resulting in optimal profitability for its clients and increased enterprise value for its stakeholders. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics and future growth.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results, including without limitation, changes in federal or state healthcare laws and regulations and third party payer requirements, changes in costs of supplies, the loss of major customers, increases in labor and employee benefit costs, increases in interest rates on the Company's indebtedness as well as general market conditions, competition and pricing, and the Company's ability to successfully implement its business strategies and integrate acquisitions, including the expense and impact of any potential acquisitions and the ability to obtain necessary approvals and financing. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


                        ORION HEALTHCORP, INC.
      Unaudited Consolidated Condensed Statements of Operations
               (in thousands, except per share amounts)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                 ------------------ ------------------
                                   2007      2006     2007      2006
                                 --------- -------- --------- --------

Net operating revenues           $  8,161  $ 5,263  $ 16,445  $10,872
Operating expenses                  8,708    5,759    17,468   11,845
                                 --------- -------- --------- --------

Loss from continuing operations
 before other income (expense)       (547)    (496)   (1,023)    (973)
Other income (expense), net          (357)    (123)     (697)     422
                                 --------- -------- --------- --------
Loss from continuing operations (904) (619) (1,719) (551) Income from operations of
 discontinued components            1,020      139     1,050      842
                                 --------- -------- --------- --------
Net income (loss)                $    116  $  (480) $   (670) $   291
                                 ========= ======== ========= ========

Weighted average common shares
 outstanding:
   Basic                          105,503   12,591   105,498   12,510
   Diluted                        105,503   12,591   105,498   89,319

Income (loss) per share:
   Basic
      Net loss per share from
       continuing operations     $  (0.01) $ (0.05) $  (0.02) $ (0.04)
      Income per share from
       discontinued operations       0.01     0.01      0.01     0.07
                                 --------- -------- --------- --------
            Net income (loss)
             per share           $   0.00  $ (0.04) $  (0.01) $  0.03
                                 ========= ======== ========= ========

   Diluted
      Net loss per share from
       continuing operations     $  (0.01) $ (0.05) $  (0.02) $ (0.01)
      Income per share from
       discontinued operations       0.01     0.01      0.01     0.01
                                 --------- -------- --------- --------
            Net income (loss)
             per share           $   0.00  $ (0.04) $  (0.01) $  0.00
                                 ========= ======== ========= ========

Reconciliation of EBITDA to net
 income (loss):
EBITDA                           $    162  $   (92) $    394  $  (166)
   Less: Depreciation and
    amortization                     (709)    (404)   (1,417)    (808)
   Less: Total other income
    (expenses), net                  (357)    (123)     (697)     423
   Less: Income from operations
    of discontinued components      1,020      139     1,050      842
                                 --------- -------- --------- --------
            Net income (loss)    $    116  $  (480) $   (670) $   291
                                 ========= ======== ========= ========


                        ORION HEALTHCORP, INC.
                Consolidated Condensed Balance Sheets
                 (in thousands, except share amounts)

                                                 June 30,    Dec. 31,
                                                   2007        2006
                                                ----------- ----------
                                                (Unaudited)
Current assets:
   Cash and cash equivalents                     $     277   $    644
   Accounts receivable, net                          3,508      3,575
   Inventory                                           251        278
   Prepaid expenses and other current assets           577        407
   Assets held for sale                                 --        502
                                                ----------- ----------
      Total current assets                           4,613      5,406

Property and equipment, net                            617        711

Other long-term assets:
   Intangible assets, including goodwill, net       21,097     22,158
   Other assets, net                                 2,643      1,908
                                                ----------- ----------
      Total other long-term assets                  23,740     24,066
                                                ----------- ----------
         Total assets                            $  28,970   $ 30,183
                                                =========== ==========

Current liabilities:
   Accounts payable and accrued expenses         $   6,219   $  6,938
   Current portion of capital lease obligations
    and long-term debt                               2,363      1,847
   Current portion of long-term debt held by
    related parties                                    850        325
   Liabilities held for sale                            --        159
                                                ----------- ----------
      Total current liabilities                      9,432      9,269
                                                ----------- ----------

Long-term liabilities:
   Capital lease obligations and long-term
    debt, net of current portion                     6,663      6,989
   Long-term debt, net of current portion, held
    by related parties                               3,969      4,541
                                                ----------- ----------
      Total long-term liabilities                   10,632     11,530
                                                ----------- ----------

Stockholders' equity:
   Preferred stock, par value $0.001;
    20,000,000 shares authorized; no shares
    issued and outstanding                              --         --
   Common stock, Class A, par value $0.001;
    300,000,000 shares authorized and
    105,504,032 and 105,374,487 shares issued
    and outstanding at June 30, 2007 and
    December 31, 2006, respectively                    105        105
   Common stock, Class D, par value $0.001;
    50,000,000 shares authorized and 24,658,955
    shares issued and outstanding at June 30,
    2007 and December 31, 2006                          25         25
   Additional paid-in capital                       64,068     63,876
   Accumulated deficit                             (55,254)   (54,584)
   Treasury stock - at cost; 9,140 shares              (38)       (38)
                                                ----------- ----------
      Total stockholders' equity                     8,906      9,384
                                                ----------- ----------
         Total liabilities and stockholders'
          equity                                 $  28,970     30,183
                                                =========== ==========


    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, Chief Executive Officer, 678-832-1800 or
             Stephen H. Murdock, Chief Financial Officer, 678-832-1800